Designated Filer: Warburg Pincus X, LLC
Issuer & Ticker Symbol:   Nuance Communications, Inc. (NUAN)
Date of Event Requiring Statement:  January 29, 2009

                                                                    Exhibit 99.1

                            Explanation of Responses:

(1) This Form 3 is filed on behalf of Warburg Pincus Private Equity X, L.P., a Delaware limited partnership ("WP X"), Warburg Pincus X Partners, L.P., a Delaware limited partnership ("WPP X" and, together with WP X, the "WP X Funds"), Warburg Pincus X, L.P., a Delaware limited partnership ("WP X LP"), and Warburg Pincus X, LLC, a Delaware limited liability company ("WP X LLC" and, together with the WP X Funds and WP X LP, the "Reporting Persons"). The sole general partner of the WP X Funds is WP X LP. WP X LLC is the sole general partner of WP X LP. Warburg Pincus Partners LLC, a New York liability ("WPP LLC") is the sole member of WP X LLC. Warburg Pincus & Co., a New York general partnership("WP") is the managing member of WPP LLC. Warburg Pincus LLC, a New York liability company ("WP LLC") manages the WP X Funds. Charles R. Kaye and Joseph P. Landy are each Managing General Partners of WP and Co-Presidents and Managing Members of WP LLC. WPP LLC, WP, WP LLC and Warburg Pincus Private Equity VIII, L.P., a Delaware limited partnership, including two affiliated partnerships ("WP VIII") have previously filed reports in respect of Nuance Communications, Inc. (the "Company") with the Securities and Exchange Commission (the "SEC") pursuant to Section 16(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), due to the beneficial ownership of shares of common stock, par value $0.001 per share (the "Common Stock") of the Company by WP VIII. By reason of the provisions of Rule 16a-1 of the Exchange Act, the WP X Funds, WP X LP, and WP X LLC may be deemed to be the beneficial owners of the shares of Common Stock beneficially owned by WP VIII. Each of the WP X Funds, WP X LP, and WP X LLC disclaim beneficial ownership of all shares of Common Stock beneficially owned by WP VIII.

(2) Of these shares of Common Stock of the Company, WP X directly beneficially owns 16,856,362 shares, and WPP X directly beneficially owns 539,264 shares. Of these warrants to buy Common Stock of the Company (the "Warrants"), WP X directly beneficially owns Warrants that are currently exercisable to purchase 3,742,687 shares of Common Stock, and WPP X directly beneficially owns Warrants that are currently exercisable to purchase 119,735 shares of Common Stock. The shares of Common Stock, the Warrants and the shares of Common Stock issuable upon the exercise of the Warrants are collectively referred to herein as the "Securities". By reason of the provisions of Rule 16a-1 of the Exchange Act, WP X LP, WP X LLC, WPP LLC, WP, WP LLC, WP VIII, Mr. Kaye and Mr. Landy may be deemed to be the beneficial owners of an indeterminate portion of the Securities that may be deemed to be beneficially owned by the WP X Funds, and each WP X Fund may be deemed to beneficially own an indeterminate portion of the Securities that may be deemed to be beneficially owned by the other WP X Fund. WP X LP, WP X LLC, WPP LLC, WP, WP LLC, Mr. Kaye and Mr. Landy may be deemed to have an indirect pecuniary interest in an indeterminate portion of the Securities that may be deemed to be beneficially owned by the WP X Funds. WP VIII has no pecuniary interest in any portion of the Securities that may be deemed to be beneficially owned by the WP X Funds. Each of WP X LP, WP X LLC, WPP LLC, WP, WP LLC, WP VIII, Mr. Kaye and Mr. Landy disclaim beneficial ownership of all Securities that may be deemed to be beneficially owned by the WP X Funds, except to the extent of any indirect pecuniary interest therein, and each WP X Fund disclaims beneficial ownership of all Securities that may be deemed to be beneficially owned by the other WP X Fund. WPP LLC, WP, WP LLC, WP VIII and Messrs. Kaye and Landy are filing a Form 4 on the date hereof.

     WP X has a contractual right to designate one director to the Board of Directors of the Company. Patrick T. Hackett, the WP X designee, became a director of the Company on January 30, 2009. Mr. Hackett is a General Partner of WP and a Managing Director and Member of WP LLC. This Form 3 shall not be deemed an admission that any Reporting Person or any other person referred to herein is a beneficial owner of any Securities for purposes of Section 16 of the Exchange Act or for any other purpose or that any Reporting Person or other person has an obligation to file this Form 3.

     WP X, WPP X, WP X LP, and WP X LLC are directors-by-deputization solely for purposes of Section 16 of the Exchange Act.